EXHIBIT 99.4

FORM OF LETTER TO CLIENTS

HAYES LEMMERZ INTERNATIONAL, INC.

55,384,615 Shares of Common Stock
Offered Pursuant to Rights Distributed to Record Stockholders of
Hayes Lemmerz International, Inc.

, 2007

To Our Clients:

Enclosed for your consideration are the Prospectus, dated          , 2007 (the “Prospectus”), and the “Instructions for Use of Hayes Lemmerz International, Inc. Subscription Rights Certificates” relating to the offering (the “Rights Offering”) by Hayes Lemmerz International, Inc. (the “Company”) of shares of its Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to non-transferable subscription rights (the “Rights”) distributed to all holders of record of shares of Common Stock, at 5:00 p.m., Eastern Daylight Time, on April 10, 2007 (the “Record Date”). The Rights are described in the Company’s Prospectus.

In the Rights Offering, the Company is offering an aggregate of 55,384,615 shares of its Common Stock (the “Underlying Shares”) pursuant to the Prospectus. The Rights will expire, if not exercised, by 5:00 p.m., Eastern Daylight Time, on May 21, 2007, unless extended in the sole discretion of the Company; provided that any such extension may not exceed thirty business days without the prior written notice of Deutsche Bank Securities Inc. (the “Investor”) (as it may be extended, the “Expiration Date”).

As described in the accompanying Prospectus, you will receive 1.3970 Rights for each share of Common Stock carried by us in your account as of the Record Date, subject to adjustments to eliminate fractional rights.

Each whole Right will allow the holder thereof to subscribe for one share of Common Stock (the “Basic Subscription Privilege”) at the cash price of $3.25 per share (the “Subscription Price”). Fractional Rights or cash in lieu of fractional Rights will not be issued in the Rights Offering. Fractional Rights will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that the Company offers 55,384,615 shares of Common Stock in the Rights Offering. As an example, if you owned 1,000 shares of Common Stock as of the Record Date, you would receive 1,397 Rights pursuant to your Basic Subscription Privilege, and you would have the right to purchase 1,397 shares of Common Stock in the Rights Offering pursuant to your Basic Subscription Privilege (fractional shares of Common Stock or cash in lieu of fractional shares will not be issued in the Rights Offering, and as such, fractional shares were disregarded).

In addition, each holder of Rights who exercises his Basic Subscription Privilege in full will be eligible to subscribe (the “Over-Subscription Privilege”), at the same Subscription Price of $3.25 per share, for additional shares of Common Stock up to the number of shares for which such holder subscribed under his Basic Subscription Privilege on a pro rata basis if any shares are not purchased by other holders of subscription rights under their Basic Subscription Privileges as of the Expiration Date (the “Excess Shares”). “Pro rata” means in proportion to the number of shares of our common stock that you and the other subscription rights holders have purchased by exercising your Basic Subscription Privileges on your Common Stock holdings. Each holder of Rights may only exercise his Over-Subscription Privilege if he exercised his Basic Subscription Privilege in full and other holders of Rights do not exercise their Basic Subscription Privileges in full. If there is not a sufficient number of Excess Shares to satisfy all requests for subscriptions made under the Over-Subscription Privilege, the Company will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Privileges. For the purposes of determining their eligibility for the Over-Subscription Privilege, holders will be deemed to have exercised their Basic Subscription Privilege in full if they subscribe for the maximum number of whole Underlying Shares available under their Basic Subscription Privilege. See “The Rights Offering — Subscription Privileges” in the Prospectus.

In the event the Rights Offering is not fully subscribed after holders of Rights exercise their Basic Subscription Privileges and Over-Subscription Privileges, the Investor has agreed, subject to certain conditions and limitations, to purchase all of the shares of Common Stock not subscribed for in the Rights Offering at a price per share equal to the Subscription Price, pursuant to an Amended and Restated Equity Purchase and Commitment Agreement (the “Equity Agreement”). SPCP Group, LLC, an affiliate of Silver Point Capital, L.P., has agreed with the Investor to acquire 50% of the shares that the Investor is obligated to acquire pursuant to the Equity Agreement. The Investor may also elect to assign some or all of its rights to purchase shares of our Common Stock to such additional investors as are reasonably acceptable to the Company.

In addition, the Investor has an option to purchase up to 5,538,462 shares of Common Stock in a private placement at a purchase price of $3.25 per share (the “Direct Investment Option”). The Investor may exercise the Direct Investment Option at any time before the 5:00 p.m., Eastern Daylight Time, on the second business day following the Expiration Date.

The Rights are evidenced by Rights certificates (the “Subscription Rights Certificates”). Rights may not be sold, transferred, or assigned; provided, however, that Rights are transferable by operation of law (for example, a transfer of Rights to the estate of a recipient upon the recipient’s death).

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Rights.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Once you have exercised your Basic Subscription Privilege and your Over-Subscription Privilege, such exercise may not be revoked.

If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by timely completing, executing, and returning to us the instruction form attached to this letter.

With respect to any instructions to exercise (or not to exercise) Rights, the enclosed Beneficial Ownership Election Form must be completed and returned such that it will be actually received by us by 5:00 p.m., Eastern Daylight Time, on May 18, 2007, the last business day prior to the scheduled expiration date of the Rights Offering of May 21, 2007 (which may be extended by the Company in its sole discretion, provided that any such extension may not exceed thirty business days without the prior written notice of the Investor).

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO INNISFREE M&A INCORPORATED, THE INFORMATION AGENT, AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: (888) 750-5834. BANKS AND BROKERS PLEASE CALL COLLECT AT (212) 750-5833.

BENEFICIAL OWNER ELECTION FORM
INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock of Hayes Lemmerz International, Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern Daylight Time, on May 18, 2007, the last business day prior to the scheduled expiration date of the Rights Offering of May 21, 2007 (which may be extended by the Company in its sole discretion, provided that any such extension may not exceed thirty business days without the prior written notice of the Investor).

This will instruct you whether to exercise Rights to purchase shares of the Company’s Common Stock distributed with respect to the shares of the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of Hayes Lemmerz International, Inc. Subscription Rights Certificates.”

Box 1.  ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.  ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

Per Share
	Number	Subscription
	of Shares	Price	Payment

Basic Subscription Privilege:	x	$ [ ] =	$ (Line 1)
Over-Subscription Privilege:	x	$ [ ] =	$ (Line 2)
	Total Payment Required		$ (Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4.)

Box 3.  ☐ Payment in the following amount is enclosed $                    .

Box 4.  ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.

Amount to be deducted:	$ _ _

Signature(s)

Please type or print name(s) below:

Date:          , 2007

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